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                                                                    EXHIBIT 10.3

                          AMENDMENT TO LEASE AGREEMENT


          THIS AMENDMENT TO LEASE AGREEMENT is made and entered into this 29th day of March, 1996, by and between BOYER RESEARCH PARK ASSOCIATES V, by its general partner, THE BOYER COMPANY, L.C. ("Landlord") and MYRIAD GENETICS, INC. (the "Tenant").

                                R E C I T A L S:

          WHEREAS, on the first day of October 1995, Landlord and Tenant entered into that certain Lease Agreement (the "Lease") providing for the lease by Landlord to Tenant of certain built to suit office space located at 350 Wakara Way, Salt Lake City, Utah, for the rental and on the terms and conditions more particularly set forth in said Lease; and

          WHEREAS, Landlord and Tenant desire to amend the Lease in certain respects, all as more particularly set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree that the Lease shall be amended as follows:

          1. Article 1.1(a): The first sentence of Article 1.1(a) of the Lease shall be amended and restated in its entirety to read as follows:

          (a) That certain floor area consisting of approximately 48,483 gross rentable square feet (the "Leased Premises"), consisting of 15,361 gross rentable square feet on Floor One, 16,519 gross rentable square feet on Floor Two, and 16,603 gross rentable square feet on Floor Three, of the 48,483 gross rentable square feet three-story office building (the "Building") located at approximately 350 Wakara Way in Salt Lake City, Utah on the real property (the "Property") described on Exhibit "A" attached hereto and by this reference incorporated herein.

          2. Article 1.1(c): Article 1.1 (c) shall be amended and restated in its entirety to read as follows:

          (c) The exclusive right to use all areas designated and suitable for vehicular parking, including the exclusive right to the use of not less than 163 parking stalls.

          3.  Article 2.3 Construction of Leased Premises:  The third sentence
                          -------------------------------
of Article 2.3 shall be amended and restated in its entirety to read as follows:
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          Landlord shall pay $910,778 ($22.00 per usable square
          foot multiplied by 41,399 usable square feet as determined by architect) of the cost listed (excluding cost to construct Shell Building) and Tenant shall be obligated for the remaining costs shown on Exhibit "E".

          4.  Article 3.1 Basic Annual Rent:  The first sentence of Article 3.1
                          -----------------
shall be amended and restated in its entirety to read as follows:

          Tenant has hereby exercised its right contained in the Rider hereof to lease 100% of the Building now containing 48,483 gross rentable square feet. Tenant agrees to pay to Landlord as basic annual rent (the "Basic Annual Rent") at such place as Landlord may designate, without prior demand therefore and without any deduction or setoff whatsoever, the sum of Six Hundred Seventy Seven Thousand Six Hundred Sixty Four Dollars ($677,664.00).

          5. Article 3.1: A new sentence is hereby added at the end of the first paragraph of Article 3.1 to read in its entirety as follows:

          Landlord and Tenant understand and agree that the total incremental dollar amount per year above the projected ground lease payments under the Ground Lease with the University of Utah is $10,000 per year.

          6. Article 4.1(c): The second sentence of Article 4.1(c) is hereby amended and restated in its entirety to read as follows:

          The Estimated Costs for the calendar year in which the Lease commences is $218,173.50, and are not included in the Basic Annual Rent.

          7. Article 4.1(d): Article 4.1(d) is hereby amended and restated to read in its entirety as follows:

          "Tenant's Proportionate Share of Basic Costs" shall mean 100% of Basic Costs for the Leased Premises.

          8.  Article 7.1:  A new sentence is hereby added at the end of Article
7.1 to read in its entirety as follows:

          In addition to the foregoing, Landlord has implemented into the design and construction of the Building certain energy saving devices and equipment the approximate cost of which is

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          currently contemplated to be $100,000.  The cost of such
          energy saving devices shall be financed through an energy service contract with PacifiCorp d/b/a Utah Power & Light Company (the "Energy Service Contract"). Upon execution such Energy Service Contract shall be attached as an exhibit to this Lease. It is currently contemplated that the monthly service charge under the Energy Service Contract shall be $1,338, which amount shall be added to Tenant's monthly utility bill.

          9. Article 22.10: The third sentence of Article 22.10 is hereby amended and restated in its entirety to read as follows:

          In the event of a sale or assignment (except for purposes of security or collateral) by Landlord of all of (i) the Building, (ii) the Leased Premises, or (iii) this Lease, to an unrelated third party (the "Buyer") reasonably acceptable to Tenant, Landlord shall, from and after the date of such sale or assignment, be entirely relieved of all of its obligations under this Lease, provided that (i) such Buyer fully assumes all of the obligations of Landlord under this Lease, and (ii) Tenant's rights and benefits under this Lease continue in full force and effect following the date of such sale or assignment.

          10. Exhibit "C" Work Letter, Section I, Paragraph A.: The third sentence of paragraph I.A. of Exhibit "C" is hereby amended and restated in its entirety to read as follows:

          Without limiting the generality of the foregoing, preliminary plans shall provide for a three (3) story building containing 48,483 gross rentable square feet of space and shall be generally consistent with the conceptual plans and drawings attached hereto as Exhibit "B" and incorporated herein (the "Conceptual Drawings").

          11. Exhibit "E": Exhibit "E" is hereby modified by changing the square footage on the third line of Exhibit "E" from 24,476 to 48,483. A new revised Exhibit "E" is attached hereto and incorporated herein by this reference.

          The Lease shall remain in full force and effect as herein stated except as herein modified or amended by this Amendment to Lease Agreement.

          IN WITNESS WHEREOF, this Amendment to Lease Agreement has been executed the day and year first above written.

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          LANDLORD:    BOYER RESEARCH PARK ASSOCIATES V,
                       by its general partner,
                       THE BOYER COMPANY, L.C.

                       /s/ Kem C. Gardner
                       --------------------------
                       By:  Kem C. Gardner
                            President and Manager

          TENANT:      MYRIAD GENETICS, INC.

                       By:  /s/ James S. Evans
                            ---------------------
                       Its: Controller
                            ---------------------

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